UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 −Regulation FD Disclosure

On January 14, 2019, Destination XL Group, Inc. (the “Company”) issued a press release announcing holiday sales for the nine weeks ended January 5, 2019 and reaffirmed its full-year guidance for the fiscal year ending February 2, 2019 (“fiscal 2018”). A copy of this press release is furnished herewith as Exhibit 99.1.

The Company will be presenting a slide presentation at the 2019 ICR Conference on Tuesday, January 15, 2019 at 11:00 a.m. Eastern Time.  A copy of the slides that will be used for that presentation is furnished herewith as Exhibit 99.2.

The presentation will be webcast live in the Investor Relations section of the Company’s website at investor.destinationxl.com.  The full slide presentation will also be available on the Company’s website at investor.destinationxl.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

99.1Press release dated January 14, 2019

99.2DXL Investor Presentation - January 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	January 15, 2019	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

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